Exhibit 99.1

Marrone Bio Innovations Reports Third Quarter 2013 Financial Results

DAVIS, Calif., November 7, 2013 — Marrone Bio Innovations, Inc. (NASDAQ: MBII), a provider of bio-based pest management and plant health products, announced today financial results for the third quarter ended September 30, 2013.

Financial Highlights for the Third Quarter of 2013

•	Revenues totaled $1.3 million, representing growth of 82%, with growth year to date of 102%. Additional product sales of $770 thousand were delivered to customers with extended payment terms and recorded as deferred revenues.

•	Net loss of $6.1 million, compared to net loss of $13.8 million in the third quarter of 2012.

•	At September 30, 2013, cash and cash equivalents and short-term investments totaled $53.5 million.

“We made excellent progress in the third quarter expanding adoption and further commercializing our innovative bio-based products into the broader agricultural and water treatment markets,” said Pam Marrone, Chief Executive Officer of Marrone Bio Innovations. “We signed MOUs with two new EU distributors and are working to formalize agreements that we believe would provide a solid foundation for international growth, and the positive results for our Regalia® Rx launch in the midwest combined with several other encouraging field trials during the quarter underscores the efficacy and wide-reaching applicability of both our commercial products as well as our pipeline candidates.”

Recent Business Highlights

•	Signed Memorandums of Understanding (MOU) with two European distributors including DeSangosse in France and CBC/Intrachem in Italy.

•	Successfully demonstrated the value of Regalia Rx on corn and soybeans for enhanced plant health and increased yield.

•	Demonstrated positive field results for existing and pipeline products against soybean cyst nematodes, corn rootworm and key pests in fruits and vegetables.

•	Received California registration for Zequanox and also commenced commercial treatment programs with Ontario Power Generation and Oklahoma Gas & Electric. Also commenced a large-scale demo at Hoover Dam.

“Our third quarter results are consistent with the typical seasonal trends for our third quarter,” said Don Glidewell, Chief Financial Officer of Marrone Bio Innovations. “Additionally, our recent IPO has allowed us to begin offering extended payment terms which are typical in the agricultural industry. We sold $770 thousand dollars of products under these terms in the third quarter and will recognize the revenue from these sales during the appropriate future period.”

Business Outlook

For the full year 2013 the Company expects net revenues to more than double compared to the full year 2012, including expected deferred revenues.

Conference Call Information

Marrone Bio Innovations (NASDAQ: MBII) will host an investor conference call and webcast the event beginning at 4:30 p.m. Eastern Time on November 7, 2013. To access the conference call, dial 760-298-5095 or 877-303-6220 (toll-free) and enter passcode 74608978. The webcast and replay will be available on Marrone Bio Innovations’ investor relations website at http://investors.marronebio.com/. A replay of the conference call will be available within two hours of the conclusion of the conference call through November 10, 2013. To access the replay, please dial 404-537-3406 or 855-859-2056 and enter passcode 74608978.

About Marrone Bio Innovations

Marrone Bio Innovations, Inc. (NASDAQ: MBII) is a leading provider of bio-based pest management and plant health products for the agriculture, turf and ornamental, and water treatment markets. Our effective and environmentally responsible solutions help customers operate more sustainably while controlling pests, improving plant health, and increasing crop yields. We have a proprietary discovery process, a rapid development platform, and a robust pipeline of pest management and plant health product candidates. At Marrone Bio Innovations we are dedicated to pioneering better biopesticides that support a better tomorrow for users around the globe. For more information, please visit www.marronebio.com.

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include statements regarding our expectations, beliefs, hopes, goals, intentions, initiatives or strategies, including statements relating to leveraging our platform to penetrate new markets and the results from the field trials. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those in the forward-looking statements, including the timing of and costs associated with the launch of products, the difficulty in predicting the timing or outcome of product research and development efforts and regulatory approvals. Additional relevant information concerning risks can be found in the in the Form 10-Q that the Company filed with the Securities and Exchange Commission on September 13, 2013.

Condensed Consolidated Balance Sheets

(In Thousands, Except Par Value)

	SEPTEMBER 30, 2013	DECEMBER 31, 2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$40,775	$10,006
Restricted cash	—	9,139
Short-term investments	12,684	—
Accounts receivable	2,050	2,970
Inventories	10,754	4,872
Prepaid expenses and other current assets	2,357	478

Total current assets	68,620	27,465
Property, plant and equipment, net	5,726	3,528
Other assets	1,057	2,785

Total assets	$75,403	$33,778

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$5,125	$2,104
Accrued liabilities	2,973	3,023
Deferred revenue, current portion	1,094	324
Capital lease obligations, current portion	782	207
Debt, current portion	177	8,572
Preferred stock warrant liability	—	1,884
Common stock warrant liability	—	301
Convertible notes payable, current portion	—	22,518

Total current liabilities	10,151	38,933
Deferred revenue, less current portion	1,453	1,696
Capital lease obligations, less current portion	538	195
Debt, less current portion	12,261	7,766
Convertible notes payable, less current portion	—	19,342
Other liabilities	569	481

Total liabilities	24,972	68,413
Commitments and contingencies
Preferred stock	—	—
Convertible preferred stock—Series A	—	3,747
Convertible preferred stock—Series B	—	10,758
Convertible preferred stock—Series C	—	25,107
Stockholders’ deficit:
Common stock	—	—
Additional paid-in capital	145,876	1,322
Accumulated deficit	(95,445)	(75,569)

Total stockholders’ equity (deficit)	50,431	(74,247)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$75,403	$33,778

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Amount)

(Unaudited)

	THREE MONTHS ENDED SEPTEMBER 30		NINE MONTHS ENDED SEPTEMBER 30
	2013	2012	2013	2012
Revenues:
Product	$1,265	$662	$8,333	$4,039
License	81	76	243	207

Total revenues	1,346	738	8,576	4,246
Cost of product revenues	1,077	521	6,270	2,065

Gross profit	269	217	2,306	2,181
Operating expenses:
Research and development	4,454	3,350	11,678	8,498
Selling, general and administrative	4,493	2,617	10,447	7,105

Total operating expenses	8,947	5,967	22,125	15,603

Loss from operations	(8,678)	(5,750)	(19,819)	(13,422)
Other income (expense):
Interest income	24	10	25	16
Interest expense	(1,119)	(593)	(5,389)	(1,250)
Change in estimated fair value of financial instruments	3,730	(7,473)	6,717	(7,053)
Gain on extinguishment of debt	—	—	49	—
Other (expense) income, net	(67)	4	(81)	11

Total other income (expense), net	2,568	(8,052)	1,321	(8,276)

Loss before income taxes	(6,110)	(13,802)	(18,498)	(21,698)
Income taxes	—	—	—	—

Net loss	(6,110)	(13,802)	(18,498)	(21,698)
Deemed dividend on convertible notes	—	—	(1,378)	(1,253)

Net loss attributable to common stockholders	$(6,110)	$(13,802)	$(19,876)	$(22,951)

Net loss per common share:
Basic	$(0.47)	$(10.94)	$(3.83)	$(18.32)

Diluted	$(0.53)	$(10.94)	$(3.86)	$(18.32)

Weighted-average shares outstanding used in computing net loss per common share:
Basic	12,888	1,262	5,187	1,253

Diluted	14,017	1,262	5,229	1,253

Condensed Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

	NINE MONTHS ENDED SEPTEMBER 30
	2013	2012
Cash flows from operating activities
Net loss	$(18,498)	$(21,698)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	594	447
Loss on disposal of equipment	47	—
Share-based compensation	1,125	466
Noncash interest expense	4,068	546
Change in estimated fair value of financial instruments	(6,717)	7,053
Gain on extinguishment of debt	(49)	—
Amortization of investment securities premiums/discounts, net	4	—
Net changes in operating assets and liabilities:
Accounts receivable	920	(52)
Inventories	(5,882)	(2,362)
Prepaid expenses and other current assets	(1,413)	(52)
Other assets	1,922	(1,784)
Accounts payable	3,021	1,485
Accrued liabilities	(50)	(157)
Deferred revenue	527	792
Other liabilities	(37)	(15)

Net cash used in operating activities	(20,418)	(15,331)
Cash flows from investing activities
Purchases of property, plant and equipment	(2,238)	(2,149)
Proceeds from sale of equipment	16	—
Purchase of short-term investments	(12,688)	—
Maturities of short-term investments	—	2,000

Net cash used in investing activities	(14,910)	(149)
Cash flows from financing activities
Proceeds from initial public offering, net of offering costs and underwriter commissions	56,105	—
Proceeds from issuance of convertible notes payable	6,529	8,075
Proceeds from issuance of debt	3,700	9,875
Proceeds from line of credit	—	500
Repayment of line of credit	—	(500)
Repayment of debt	(9,367)	(708)
Repayment of capital leases	(162)	(122)
Proceeds from secured borrowing	2,880	—
Reductions in secured borrowing	(2,880)	—
Change in restricted cash	9,139	—
Proceeds from exercise of stock options	81	22
Proceeds from exercise of preferred stock warrants	47	—
Proceeds from exercise of common stock warrants	25	—

Net cash provided by financing activities	66,097	17,142

Net increase in cash and cash equivalents	30,769	1,662
Cash and cash equivalents, beginning of year	10,006	2,215

Cash and cash equivalents, end of period	$40,775	$3,877

Supplemental disclosure of cash flow information
Cash paid for interest, net of capitalized interest of $450 and $43 for the nine months ended September 30, 2013 and 2012, respectively.	$1,321	$703

Supplemental disclosure of noncash investing and financing activities
Equipment acquired under capital leases	$617	$102

Interest added to the principal of convertible notes	$1,623	$—

Reclassification of warrants from liabilities to equity	$2,669	$—

Conversion of convertible notes to common stock	$44,890	$—

Conversion of preferred stock to common stock	$39,659	$—

Source: Marrone Bio Innovations

Investor Contact

The Blueshirt Group

David Niederman

+1-415-489-2189

ir@marronebio.com